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                                                                     Exhibit 1.1

                            WESCO INTERNATIONAL, INC.

                          COMMON STOCK, $.01 PAR VALUE

                             ----------------------

                             UNDERWRITING AGREEMENT


                                                               December 16, 2004

Goldman, Sachs & Co.,
Lehman Brothers Inc.,
J.P. Morgan Securities Inc.,
UBS Securities LLC,
Robert W. Baird & Co. Incorporated,
Bear, Stearns & Co. Inc.,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

      WESCO International, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 4,000,000 shares of Common Stock, $.01 par value ("Stock"), of the Company and, at the election of the Underwriters, up to 128,086 additional shares of Stock, and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 6,000,000 shares and, at the election of the Underwriters, up to 1,371,914 additional shares of Stock from Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. (the "Cypress Selling Stockholders"). The aggregate of 10,000,000 shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 1,500,000 additional shares to be sold by the Company and the Cypress Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

      1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (i) A registration statement on Form S-3 (File No. 333-119909) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits to the Initial Registration Statement but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration

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      Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Underwriters); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes, effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

            (ii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, together, where applicable, with any amendments thereto, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an


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      Underwriter through Goldman, Sachs & Co. expressly for use therein or by a
      Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

            (iii) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

            (iv) Neither the Company nor any of its "Significant Subsidiaries" (as defined in Rule 1-02 of Regulation S-X and listed on Annex 1(a)(iv) hereto and referred to herein as the "Significant Subsidiaries") has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or any Significant Subsidiary or consolidated long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

            (v) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except for any such lien, encumbrance and defect as is described in the Prospectus or any such lien, encumbrance and defect as does not materially affect the value of such property and does not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries; and any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such real property and buildings by the Company and its Significant Subsidiaries;

            (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;


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      and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

            (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

            (viii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

            (ix) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) violate or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for any such breach or violation that would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company or any of its Significant Subsidiaries, or otherwise interfere with the consummation of the transactions consummated by this Agreement; (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

            (x) Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such violation or default that would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company or any of its Significant Subsidiaries;

            (xi) The statements set forth in the Prospectus under the caption "Description of Capital Securities", insofar as they purport to constitute a summary of the terms of the Stock and under the captions "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;


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            (xii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (xiii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (xiv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

            (xv) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;

            (xvi) The Company and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

            (xvii) Other than as set forth in the Prospectus, there are no costs or liabilities of the Company or any of its Significant Subsidiaries associated with or arising from the application of any and all applicable foreign, federal, state and local laws, rules, ordinances, directives and regulations relating to the protection of human health and safety, the protection or restoration of the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") (including, without limitation, any capital or operating expenditures required for investigation, clean-up, closure or monitoring of currently or formerly owned or operated properties or compliance with any Environmental Laws or any permits, licenses or other approvals required of the Company or any of its Significant Subsidiaries under Environmental Laws to conduct their respective businesses, any related constraints on operating activities and any actual or potential liabilities, costs or obligations to third parties, including governmental authorities) which would, singularly or in the aggregate, have a material adverse effect on the Company;

            (xviii)The Company and each of its Significant Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus, except where the failure to possess any such license, certificate, authorization or permit or to make any such declaration or filing would not, individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company or any of its Significant Subsidiaries. Neither the Company nor any of its Significant Subsidiaries has received notification of any revocation or modification of any such license,


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      certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course;

            (xix) The Company and each of its Significant Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, other than those being contested in good faith with adequate reserves provided, and no tax deficiency has been determined adversely to the Company or any of its Significant Subsidiaries which has had (nor do the Company or any of its Significant Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have) a material adverse effect on the Company;

            (xx) The Company and each of its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and each of its Significant Subsidiaries and each of their respective businesses;

            (xxi) No labor disturbance by or dispute with the employees of the Company or any of its Significant Subsidiaries that has resulted or could reasonably be expected to result in a material adverse effect on the Company exists or, to the best knowledge of the Company, is contemplated or threatened; and

            (xxii) Except as disclosed in the Prospectus, no person or entity has the right to require registration of shares of Stock or other securities of the Company because of the filing or effectiveness of the Initial Registration Statements or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

      (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

            (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and, in the case of Roy W. Haley (the "Management Selling Stockholder"), of the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, and, in the case such Selling Stockholder is the Management Selling Stockholder, the Power-of-Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

            (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, and, in the case such Selling Stockholder is the Management Selling Stockholder, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency


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      or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

            (iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder, will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

            (iv) Such Selling Stockholder will comply with the selling restrictions set forth in the Form of Lock-up Agreement attached hereto as Annex 7(l)(i);

            (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

            (viii) In case such Selling Stockholder is the Management Selling Stockholder, certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to Mellon Investor Services LLC, as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in
      Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement;

            (ix) In case such Selling Stockholder is the Management Selling Stockholder, the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the


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      arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; and

            (x) The obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and, in the case such Selling Stockholder is the Management Selling Stockholder, of the Custody Agreement; and, in the case such Selling Stockholder is the Management Selling Stockholder, actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

      2. Subject to the terms and conditions herein set forth, (a) the Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, subject to the terms and conditions stated herein, agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $25.07, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder; (b) to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Cypress Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Cypress Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the initial 1,371,914 Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder; and (c) to the extent that the Underwriters shall exercise the election to purchase more than 1,371,914 Optional Shares in the aggregate as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from such the Company, at the purchase price per share set forth in clause (a) of this Section 2, up to 128,086 Optional Shares, as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by subtracting 1,371,914 Optional Shares from such number of Optional Shares which such Underwriters elect to purchase.

      The Cypress Selling Stockholders, as and to the extent indicated in
Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to


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1,371,914 Optional Shares, and the Company hereby grants to the Underwriters the right to purchase at their election up to 128,086 Optional Shares to the extent that the Underwriters elect to purchase more than 1,371,914 Optional Shares in the aggregate, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares from the Cypress Selling Stockholders shall be made in proportion to the maximum number of Optional
Shares to be sold by the Cypress Selling Stockholders as set forth in Schedule
II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Cypress Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Cypress Selling Stockholders and, if the Company is selling Optional Shares pursuant to such election, the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

      3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

      4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Lehman Brothers Inc. may request upon at least two business days' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Lehman Brothers Inc., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian, as their interests may appear, to Lehman Brothers Inc. at least two business days in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least two business days prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on December 22, 2004 or such other time and date as Goldman, Sachs & Co., Lehman Brothers Inc., the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. and Lehman Brothers Inc. in the written notice given by Goldman, Sachs & Co. and Lehman Brothers Inc. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., Lehman Brothers Inc., the Cypress Selling Stockholders and, if the Company is selling Optional Shares pursuant to such election, the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

      (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(n) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York

Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. The Company agrees with each of the Underwriters:

            (a) To prepare the Prospectus as amended and supplemented in relation to the Shares in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 424(b) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of this Agreement and prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you promptly of any such amendment or supplement after any Time of Delivery for the Shares and furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus as amended or supplemented in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

            (d) To the extent not available via the Commission's Electronic Data, Gathering, Analysis and Retrieval System ("EDGAR"), to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

            (e) During the Lock-up Period (as defined below), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock, securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co. and Lehman Brothers Inc. (the initial lock-up period will commence on the date hereof and will continue to and including the date 90 days after the date of the Prospectus; provided, however, that if (1) during the last 17 days of the initial lock-up period the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial lock-up period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial lock-up period, then in each case the lock-up period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. and Lehman Brothers Inc. waive, in writing, such extension (the "Lock-up Period");

            (f) To provide written notice to the Underwriters and to each of the Company's directors and executive officers and the stockholders listed in Annex 7(l)(ii) hereto of any event that would result in an extension of the Lock-up Period in accordance with the agreement in the form of Annex 7(l)(i) hereto executed by each such person and delivered to the Underwriters on or prior to the date hereof;

            (g) To the extent not available via EDGAR, (i) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, (ii) as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

            (h) During a period of three years from the effective date of the Registration Statement, to the extent not available via EDGAR, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

            (i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

            (j) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

            (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

            (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

      1 6. The Company covenants and agrees with the several Underwriters that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Selling Stockholders' counsels and the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of the Attorneys-in-Fact and the Custodian; and (ix) all other costs and expenses incident to the performance of its obligations hereunder and the Selling Stockholders obligations hereunder which are not otherwise specifically provided for in this Section. Each Selling Stockholder covenants and agrees with the several Underwriters that it will pay or cause to be paid all taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and such Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

      7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus as amended or supplemented shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Kirkpatrick & Lockhart LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex 7(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus as amended or supplemented.

                  (ii) The Company has an authorized and outstanding
            capitalization as set forth in the Prospectus as amended or supplemented; all of the issued and outstanding shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly authorized and validly issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus as amended or supplemented.

                  (iii) The Company is duly qualified to do business as a
            foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business or prospects of the Company (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company).

                  (iv) Each of the Significant Subsidiaries is a corporation or limited liability company duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of the State of Delaware, with the corporate or limited liability company power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus as amended or supplemented. All of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Prospectus as amended or supplemented, are owned by the Company.

                  (v) To the best of such counsel's knowledge without
            investigation, there are no actions, suits, claims, investigations or proceedings pending or overtly threatened in writing to which the Company or any of its Significant Subsidiaries is a party or to which any of the Company's properties is subject which are required to be described in the Registration Statement or Prospectus as amended or supplemented but are not so described.

                  (vi) This Agreement has been duly authorized, executed and delivered by the Company.

                  (vii) The execution, delivery and performance of this
            Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (A) the Restated Certificate of Incorporation or By-laws of the Company or the similar charter documents of any of the Significant Subsidiaries,
            (B) (i) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (ii) the terms of any license, lease, contract or other agreement or instrument filed or required to be filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004 and any Reports on Form 8-K filed by the Company since December 31, 2003, (C) the General Corporation Law of the State of Delaware, the laws of the State of New York, the laws of the Commonwealth of Pennsylvania, or any applicable statute, regulation or rule of the United States, or (D) to such counsel's knowledge, any decree, judgment or order applicable by its terms to the Company or any of the Significant Subsidiaries.

                  (viii) Except as disclosed in the Prospectus as amended or supplemented, no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act (except we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters).

                  (ix) Neither the Company nor any of its Significant
            Subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws, or its Certificate of Formation and Limited Liability Company Agreement, as the case may be, or (ii) except where such violation or noncompliance, individually or in the aggregate, would neither have a material adverse effect on the financial condition, results of operations, business or prospects of the Company or any of its Significant Subsidiaries nor interfere with the consummation of the transactions contemplated by this Agreement, in default in the performance or observance of (A) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (B) the terms of any license, lease, contract or other agreement or instrument, filed or required to be filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004 and any Reports on Form 8-K filed by the Company since December 31, 2003.

                  (x) The information in the Prospectus under the headings
            "Description of Capital Securities," and "Plan of Distribution" and "Underwriting", insofar as such statements constitute a summary of documents or matters of law, are accurate in all material respects and present fairly the information required to be shown.

                  (xi) The Company is not an "investment company", as such term is defined in the Investment Company Act.

                  (xii) The documents incorporated by reference in the
            Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, together, where applicable, with any amendments in respect thereof, complied as to form in all material respects with the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, as applicable.

                  (xiii) The Registration Statement and the Prospectus as
            amended or supplemented (except as to the financial statements and schedules and other financial or data contained therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act.

            Such counsel shall further state that on the basis of the foregoing, nothing has come to such counsel's attention that causes such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the date of such Prospectus, such amendment or such supplement, and at such Time of Delivery, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel is expressing no opinion with respect to the financial statements and related notes and schedules, and other financial data included in or omitted from the Registration Statement, the Prospectus, or any amendment or supplement thereto).

            (d) Kirkpatrick & Lockhart LLP, counsel for the Management Selling Stockholder, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex 7(d) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) The Management Selling Stockholder has individual power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares delivered by the Management Selling Stockholder at the Time of Delivery.

                  (ii) This Agreement has been duly authorized, executed and delivered by or on behalf of the Management Selling Stockholder; a Power of Attorney and a Custody Agreement have been duly executed and delivered by the Management Selling Stockholder and constitute legal, valid and binding obligations of the Management Selling

            Stockholder enforceable against the Management Selling Stockholder in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                  (iii) The Management Selling Stockholder is the registered owner of the Shares to be sold; assuming the several Underwriters purchase the Shares delivered by the Management Selling Stockholder for value and without notice of any adverse claim, as such term is used in the Uniform Commercial Code as currently in effect, the delivery of certificates representing such Shares will pass to the Underwriters at the Time of Delivery all rights in such Shares, free of any adverse claims within the meaning of the Uniform Commercial Code as currently in effect.

                  (iv) The execution, delivery and performance by the Management
            Selling Stockholder of this Agreement, the Custody Agreement and the Power of Attorney and the sale of the Shares to be sold by the Management Selling Stockholder hereunder will not result in a breach or violation of any of the terms and provisions of, and will not constitute a default under, and will not result in the creation or imposition of any lien, charge or encumbrance upon the Shares to be sold by the Management Selling Stockholder under (A) any agreement or instrument known to such counsel to which the Management Selling Stockholder is a party or by which the Management Selling Stockholder is bound or to which any of the property or assets of the Management Selling Stockholder is subject, (B) any federal statute, rule or regulation or existing law, rule or regulation applicable to the Management Selling Stockholder, or (C) the terms of any judgment, order or decree of any government, governmental agency or body, or court having jurisdiction over the Management Selling Stockholder known to such counsel that (1) names the Management Selling Stockholder and is specifically directed to the Management Selling Stockholder or any of his property and (2) expressly and adversely affects the title to the Shares to be sold by the Management Selling Stockholder pursuant to this Agreement or the ability of the Management Selling Stockholder to perform his obligations under this Agreement, the Custody Agreement and the Power of Attorney, except for such breaches, violations, defaults, liens, charges and encumbrances which would not, individually or in the aggregate, have a material adverse effect on the ability of the Management Selling Stockholder to consummate the sale of the Shares by the Management Selling Stockholder or perform the Management Selling Stockholder's obligations under this Agreement, the Custody Agreement and the Power of Attorney.

                  (v) No consent, approval, authorization, order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any governmental or regulatory agency or body or any court is required to be obtained or made by the Management Selling Stockholder for the consummation of the sale of the Shares by the Management Selling Stockholder and of the transactions contemplated by this Agreement, except such as have been obtained and made or are required under the Securities Act and such as may be required under state securities laws in connection with the sale or distribution of the Shares (as to which such counsel need express no opinion).

            In rendering the opinion described above, such counsel may rely on certificates signed by the Management Selling Stockholder as to matters of fact respecting ownership of, and any liens, encumbrances, equities or adverse claims on, the Shares sold by the Management Selling Stockholder.

            (e) Simpson Thacher & Bartlett LLP, counsel for the Cypress Selling Stockholders, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex 7(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                  (i) Cypress Merchant Banking Partners L.P. ("Cypress") has
            full partnership power, right and authority to sell the Shares to be sold by Cypress. Upon the payment and transfer contemplated by this Agreement, the Underwriters will acquire a security entitlement with respect to the Shares to be sold by the Cypress Selling Stockholders and no action based on an adverse claim may be asserted against the Underwriters.

                  (ii) This Agreement has been duly executed and delivered by or on behalf of Cypress and by Cypress Associates L.P., the general partner of Cypress (the "General Partner").

                  (iii) The sale of the Shares by Cypress and the compliance by
            Cypress with all of the provisions of this Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on a schedule furnished to such counsel by Cypress and which Cypress has represented lists all material agreements and instruments to which Cypress is a party or by which Cypress is bound, nor will such action violate the organizational documents of Cypress or the General Partner or any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act or any order known to such counsel issued pursuant to any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act by any court or governmental agency or body having jurisdiction over Cypress or the General Partner or any of their respective properties.

                  (iv) No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act or, to such counsel's knowledge, any federal or New York State court or any Delaware court acting pursuant to the Delaware Revised Uniform Limited Partnership Act is required for the sale of the Shares by each of the Cypress Selling Stockholders and the compliance by each of the Cypress Selling Stockholders with all of the provisions of this Agreement, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

            (f) Walkers, counsel for Cypress Offshore Partners L.P., shall have furnished to you their written opinion, dated such Time of Delivery, in the form attached as Annex 7(f) hereto.

            (g) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex 7(g)(i) hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex 7(g)(ii) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex 7(g)(iii) hereto);

            (h)(i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Significant Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. and Lehman Brothers Inc. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (i) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock (if any are outstanding), by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

            (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause
      (iv) or (v) in the judgment of Goldman, Sachs & Co. and Lehman Brothers Inc. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

            (k) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

            (l) The Company has obtained and delivered to the Underwriters executed copies of an agreement in the form of Annex 7(l)(i) from the Company's directors and executive officers and the Selling Stockholders listed in Annex 7(l)(ii);

            (m) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

            (n) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and
      (h) of this Section.

      8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

      (b) Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein in the preparation of the answers therein to Item 7 of Form S-3; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided, further, that the liability of each Selling Stockholder pursuant to this subsection (b) shall not exceed the product of the number of Shares sold by such Selling Stockholder, including any Optional Shares, and the initial public offering price of the Shares as set forth on the cover page of the Prospectus.

      (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

      (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

      (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

      (f) The obligations of the Company and the Selling Stockholders under this
Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

      9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

      (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Cypress Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder), will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

      12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. and Lehman Brothers Inc. on behalf of you as the representatives; and in all dealings with the Management Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Management Selling Stockholder made or given by any or all of the Attorneys-in-Fact for the Management Selling Stockholder.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department, and Lehman Brothers Inc., 745 7th Avenue, New York, New York 10019,
Attention: Syndicate Department (Fax: 212-526-0943) (and, in the case of notices under Section 8, also to Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022, Attention: Director of Litigation, Office of General Counsel (Fax: 212-520-0421)); if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      17. The Company and the Selling Stockholders are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

      If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

      Any person executing and delivering this Agreement as Attorney-in-Fact for the Management Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by the Management Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

                                       Very truly yours,

                                       WESCO International, Inc.

                                       By: /s/ Stephen A. Van Oss
                                           ------------------------------------
                                           Name: Stephen A. Van Oss
                                           Title:


                                       Cypress Merchant Banking Partners L.P.
                                       Cypress Offshore Partners L.P.

                                       By: Cypress Associates L.P.

                                           By: /s/ David P. Spalding
                                               --------------------------------
                                               Name:  David P. Spalding
                                               Title: Member of the Cypress
                                                      Group LLC its
                                                      General Partner

                                       Roy W. Haley

                                       By: /s/ Stephen A. Van Oss
                                           ------------------------------------
                                           Name: Stephen A. Van Oss
                                           Title:
                                           As Attorney-in-Fact acting on behalf
                                           of each of the Selling Stockholders
                                           named in Schedule II to this
                                           Agreement.

Accepted as of the date hereof:

Goldman, Sachs & Co.
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
UBS Securities LLC
Robert W. Baird & Co. Incorporated
Bear, Stearns & Co. Inc.

By: /s/ Goldman, Sachs & Co.
    -----------------------------------
         (Goldman, Sachs & Co.)

Lehman Brothers Inc.

By: /s/ Arlene Salmonson
    -----------------------------------
    Name: Arlene Salmonson
    Title: Vice President

On behalf of each of the Underwriters

                                                                  EXECUTION COPY

                                   SCHEDULE I

                                                                               NUMBER OF OPTIONAL
                                                                                  SHARES TO BE
                                                          TOTAL NUMBER OF         PURCHASED IF
                                                            FIRM SHARES          MAXIMUM OPTION
                              UNDERWRITER                 TO BE PURCHASED           EXERCISED
                              -----------                 ---------------           ---------
Goldman, Sachs & Co...................................       3,200,000               480,000
Lehman Brothers Inc...................................       3,200,000               480,000
J.P. Morgan Securities Inc............................         900,000               135,000
UBS Securities LLC....................................         900,000               135,000
Robert W. Baird & Co. Incorporated....................         900,000               135,000
Bear, Stearns & Co. Inc...............................         900,000               135,000
                                                            ----------             ---------
         Total........................................      10,000,000             1,500,000
                                                            ==========             =========

                                   SCHEDULE II

                                                                               NUMBER OF OPTIONAL
                                                                                  SHARES TO BE
                                                            TOTAL NUMBER OF          SOLD IF
                                                              FIRM SHARES        MAXIMUM OPTION
                                                               TO BE SOLD           EXERCISED
                                                               ----------           ---------
The Company...............................................     4,000,000             128,086
      The Selling Stockholders:...........................
           Cypress Merchant Banking Partners L.P.(a)......     5,182,792            1,304,690
           Cypress Offshore Partners L.P.(a)..............       267,208               67,224
           Roy W. Haley(b)................................       550,000                   --
                                                              ----------            ---------
         Total............................................    10,000,000            1,500,000
                                                              ==========            =========

-------------

(a) These Selling Stockholders are represented by Simpson Thacher & Bartlett
LLP.

(b) These Selling Stockholders are represented by Kirkpatrick & Lockhart LLP and have appointed Roy W. Haley and Stephen A. Van Oss, and each of them, as the Attorneys-in-Fact for such Selling Stockholders.

                                                                  ANNEX 1(A)(IV)

                            SIGNIFICANT SUBSIDIARIES

                                            Jurisdiction of
                            Name              Formation
                            ----              ---------
     CDW Holdco, LLC                            Delaware
     WESCO Distribution, Inc.                   Delaware
     WESCO Equity Corporation                   Delaware
     WESCO Finance Corporation                  Delaware
     WESCO Receivables Corporation              Delaware

                                                                      ANNEX 7(C)

      FORM OF OPINION OF KIRKPATRICK & LOCKHART LLP, COUNSEL TO THE COMPANY

         We have acted as counsel to WESCO International, Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company today of an aggregate of _________ shares (the "Shares") of the Company's Common Stock, $.01 par value ("Common Stock"), consisting of 4,000,000 initial shares of Common Stock [and [_________] additional shares of Common Stock relating to the exercise [in full][in part] by the Underwriters of their over-allotment option], pursuant to the Underwriting Agreement dated December 16, 2004 (the "Underwriting Agreement") by and among the Company, the selling stockholders named in Schedule II thereto (the "Selling Stockholders") and the several Underwriters named in Schedule I thereto (the "Underwriters"). We are delivering this opinion letter to you at the Company's request pursuant to Section 7(c) of the Underwriting Agreement. Unless otherwise indicated, capitalized terms used but not defined in this opinion letter have the meanings given them in the Underwriting Agreement.

         Concurrently, the Selling Stockholders are selling an aggregate of [6,000,000] shares of Common Stock, consisting of 6,000,000 initial shares of Common Stock and [_________] additional shares of Common Stock relating to the exercise [in full][in part] by the Underwriters of their over-allotment option], pursuant to the Underwriting Agreement.

         We are familiar with the Registration Statement on Form S-3 (No. 333-119909), which was filed with the Securities and Exchange Commission (the "Commission") on October 22, 2004 under the Securities Act of 1933 as amended, and the rules and regulations thereunder (the "1933 Act"), with Amendment Nos. 1 and 2 thereto, filed on November 29, 2004 and December 3, 2004, respectively, and with the Prospectus dated December 6, 2004 and the Prospectus Supplement dated December 16, 2004, each relating to that Registration Statement. In this opinion letter, that Registration Statement, as amended at the time it became effective, is referred to as the "Registration Statement", and that Prospectus Supplement and accompanying Prospectus in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act on December 17, 2004 are referred to together as the "Prospectus."

         In connection with rendering the opinions set forth below, we have examined (i) the Underwriting Agreement, (ii) the Company's Restated Certificate of Incorporation and By-laws, (iii) resolutions adopted by the Company's Board of Directors on October 15, 2004 and December 5, 2004 and by the Pricing Committee of the Company's Board of Directors on December 16, 2004, each relating to the sale of shares of Common Stock by the Company and the Selling Stockholders pursuant to the Underwriting Agreement, and (iv) the respective Certificates of Incorporation and By-laws, or Certificate of Formation and Limited Liability Company Agreement, as applicable, of each "Significant Subsidiary" (as defined in Rule 1-02 of Regulation S-X and listed on Annex 1(a)(iv) of the Underwriting Agreement (the "Significant Subsidiaries")), and we have made such other investigation as we have deemed appropriate. We have examined and relied on certificates of and telephonic conversations with public officials and, as to certain matters of fact that are material to our opinions, we have also examined and relied on a certificate of an officer of the Company (the "Fact Certificate") (a copy of which is attached to this opinion letter), the representations of the Company set forth in the Underwriting Agreement, and certificates, opinions and other documents delivered by or on the behalf of the Company pursuant to the Underwriting Agreement. We have not independently established any of the facts so relied on.

         For the purposes of this opinion letter, we have made the assumptions that are customary in opinion letters of this kind, including the assumptions that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document that is a copy conforms to an authentic original, that all signatures (other than signatures on behalf of the Company) on each such document are genuine, and that no changes in the facts certified in the Fact Certificate have occurred or will occur after the date of the Fact Certificate. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the Underwriting Agreement (other than the Company) has the legal capacity and has satisfied all legal requirements that are applicable to that party to the extent necessary to make the Underwriting Agreement enforceable against that party. We have not verified any of the foregoing assumptions. References in this opinion letter to our knowledge or our attention mean a conscious awareness of facts by any of the lawyers currently with this firm who have given substantive attention to legal representation of the Company in matters relating directly to the Underwriting Agreement, the Registration Statement and the Prospectus (the "Transaction Lawyers") after consultation with such other lawyers currently with this firm as deemed appropriate by the Transaction Lawyers, and the phrase "causes us to believe" means that we have formed a conscious belief on the basis of information that has come to our attention.

         During the course of the preparation of the Registration Statement and the Prospectus, we participated in conferences with representatives of the Company, including certain of its executive, financial and accounting officers, representatives of its independent public accountants, and representatives of the Underwriters, including your counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. Between the time of effectiveness of the Registration Statement and the date hereof, we participated in further discussions with representatives of the Company and representatives of the Underwriters, including your counsel, regarding the contents of certain portions of the Registration Statement and the Prospectus and related matters, and reviewed certificates of certain officers of the Company, and a letter addressed to you from the Company's independent public accountants. We have relied as to materiality to a large extent on statements made by officers and other representatives of the Company at those conferences. We have not independently verified any information, including financial, accounting or statistical information, included in the Registration Statement or the Prospectus.

         The opinions expressed in this opinion letter are limited to (i) the law of the State of New York, other than its law relating to choice of law; (ii) law of the United States; (iii) solely with respect to the opinions in numbered paragraphs 1, 2, 4 (with regard to all Significant Subsidiaries other than CDW Holdco, LLC, a Delaware limited liability company ("CDW")), 6, 7, 8, 9 and 10 below, the General Corporation Law of the State of Delaware; and (iv) solely with respect to the opinion in numbered paragraph 4, 7 and 9 (with regard solely to CDW) below, the Delaware Limited Liability Company Act. We are not opining on, and we assume no responsibility with respect to, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction, or the laws of any county, municipality or other political subdivision or local governmental agency or authority.

         Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus as amended or supplemented.

         2. The Company has an authorized and outstanding capitalization as set forth in the Prospectus as amended or supplemented; all of the issued and outstanding shares of capital stock of the Company (including the Shares) have been duly authorized and validly issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus as amended or supplemented.

         3. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business or prospects of the Company (with your permission, we have relied in respect of matters of fact related to the opinion in this paragraph upon a certificate of an officer of the Company).

         4. Each of the Significant Subsidiaries is a corporation or limited liability company duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of the State of Delaware, with the corporate or limited liability company power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus as amended or supplemented. All of the outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Prospectus as amended or supplemented, are owned by the Company.

         5. To the best of our knowledge without investigation, there are no actions, suits, claims, investigations or proceedings pending or overtly threatened in writing to which the Company or any of the Significant Subsidiaries is or would be a party or to which any of their respective properties is subject which are required to be described in the Registration Statement or Prospectus as amended or supplemented but are not so described.

         6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         7. The execution, delivery and performance of the Underwriting Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) (A) the Restated Certificate of Incorporation or By-laws of the Company or the similar charter documents of any of the Significant Subsidiaries, (B) (i) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (ii) the terms of any license, lease, contract or other agreement or instrument filed or required to be filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004 and any Reports on Form 8-K filed by the Company since December 31, 2003, (C) the General Corporation Law of the State of Delaware, the laws of the State of New York or any applicable statute, regulation or rule of the United States, or (D) to our knowledge, any decree, judgment or order applicable by its terms to the Company or any of the Significant Subsidiaries.

         8. Except as disclosed in the Prospectus as amended or supplemented, no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act (except we express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters).

         9. Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws, or its Certificate of Formation and Limited Liability Company Agreement, as the case may be, or
(ii) except where such violation or noncompliance, individually or in the aggregate, would neither have a material adverse effect on the financial condition, results of operations, business or prospects of the Company nor interfere with the consummation of the transactions contemplated by the Underwriting Agreement, in default in the performance or observance of (A) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or (B) the terms of any license, lease, contract or other agreement or instrument, filed or required to be filed as an exhibit to the Registration Statement or the Company's Annual Report on Form 10-K for the year ended December 31, 2003, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004 and any Reports on Form 8-K filed by the Company since December 31, 2003.

         10. The information in the Prospectus under the headings "Description of Capital Securities," and "Plan of Distribution", insofar as such statements constitute a summary of documents or matters of law, and "Underwriting", insofar as such statements constitute a summary of documents, are accurate in all material respects and present fairly the information required to be shown.

         11. The Company is not an "investment company", as such term is defined in the Investment Company Act.

         12. The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, together, where applicable, with any amendments in respect thereof, complied as to form in all material respects with the requirements of the 1933 Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as applicable.

         13. The Registration Statement and the Prospectus as amended or supplemented (except as to the financial statements and schedules and other financial data contained therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act.

         We are not opining as to factual matters, and are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the information contained in the Registration Statement or the Prospectus and have not made independent investigation of that information (other than as specifically stated above). We can advise you, however, that on the basis of the foregoing, nothing has come to our attention that causes us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, at the date of such Prospectus or such amendment or such supplement, and on the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and related notes and schedules, and other financial data included in or omitted from the Registration Statement, the Prospectus, or any supplement or amendment thereto).

         We are furnishing this opinion letter to you solely in connection with the issuance and sale of the Shares. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

         The foregoing opinions are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

                                                                      ANNEX 7(D)

                 FORM OF OPINION OF KIRKPATRICK & LOCKHART LLP,
                  COUNSEL TO THE MANAGEMENT SELLING STOCKHOLDER

         We have acted as special counsel to the individual selling stockholder identified in Schedule I attached to this opinion letter (the "Management Selling Stockholder") in connection with their sale today of an aggregate of 550,000 shares (the "Shares") of Common Stock, $.01 par value ("Common Stock"), of WESCO International, Inc., a Delaware corporation (the "Company"), pursuant to the Underwriting Agreement dated December 16, 2004 (the "Underwriting Agreement") by and among the Company, the selling stockholders named in Schedule II thereto and the several Underwriters named in Schedule I thereto (the "Underwriters"). We are delivering this opinion letter to you at the request of the Company and the Management Selling Stockholder pursuant to Section 7(d) of the Underwriting Agreement. Unless otherwise indicated, capitalized terms used but not defined in this opinion letter have the meanings given to them in the Underwriting Agreement.

         Concurrently, the Company is issuing and selling an aggregate of 4,000,000 initial shares of Common Stock [and [_________] additional shares of Common Stock relating to the exercise [in full][in part] by the Underwriters of their over-allotment option], pursuant to the Underwriting Agreement, and Cypress Merchant Banking Partners L.P. and Cypress Offshore Partners L.P. are selling an aggregate of [_________] initial shares of Common Stock [and [_________] additional shares of Common Stock relating to the exercise [in full][in part] by the Underwriters of their over-allotment option], pursuant to the Underwriting Agreement.

         In connection with rendering the opinions set forth below, we have examined (i) the Underwriting Agreement; (ii) the Management Selling Stockholder's Power of Attorney dated on or before December 16, 2004 (the "Power of Attorney") executed by the Management Selling Stockholder; (iii) the Custody Agreement dated as of December 16, 2004 (the "Custody Agreement") between Mellon Investor Services LLC, as custodian, and the Management Selling Stockholder;
(iv) the factual certificates of the Management Selling Stockholder dated December [22], 2004; and (v) such other documents, instruments and certificates delivered by or on behalf of the Management Selling Stockholder and have examined questions of law as we have deemed necessary in order to render this opinion letter. We have relied on the representations of the Management Selling Stockholder set forth in the Underwriting Agreement, Power of Attorney and Custody Agreement and have not independently established any of the facts so relied on.

         For purposes of this opinion letter, we have made assumptions that are customary in opinion letters of this kind, including the assumptions that each document submitted to us is accurate and complete, that each such document that is an original is authentic, that each such document conforms to an authentic original, that all signatures on each such document are genuine, and that no changes in the facts certified in the certificates set forth in the preceding paragraph have occurred or will occur after the dates of such certificates. We have further assumed the legal capacity of natural persons, and we have assumed that each party to each document we have examined has the legal capacity and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such document enforceable against that party. We have not verified any of the foregoing assumptions. References in this opinion letter to our knowledge or our attention mean a conscious awareness of facts by any of the lawyers currently with this firm who have given substantive attention to legal representation of the Company and the Management Selling Stockholder in matters relating directly to the Underwriting Agreement, the Registration Statement and the Prospectus (the "Transaction Lawyers") after consultation with such other lawyers currently with this firm as deemed appropriate by the Transaction Lawyers.

         The opinions expressed in this opinion letter are limited to (i) the law of the State of New York, other than its law relating to choice of law and
(ii) federal law of the United States. We are not opining on, and we assume no responsibility with respect to, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction, or the laws of any county, municipality or other political subdivision or local governmental agency or authority.

         Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that:

         1. The Management Selling Stockholder has individual power and authority to enter into the Underwriting Agreement, the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares delivered by the Management Selling Stockholder on the date hereof.

         2. The Underwriting Agreement has been duly executed and delivered on behalf of the Management Selling Stockholder. A Power of Attorney and a Custody Agreement have been duly executed and delivered by the Management Selling Stockholder and constitute legal, valid and binding obligations of the Management Selling Stockholder enforceable against the Management Selling Stockholder in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         3. The Management Selling Stockholder is the registered owner of the Shares to be sold; assuming the several Underwriters purchase the Shares delivered by the Management Selling Stockholder for value and without notice of any adverse claim, as such term is used in the Uniform Commercial Code as currently in effect, the delivery of certificates representing such Shares will pass to the Underwriters on the date hereof all rights in such Shares, free of any adverse claims within the meaning of the Uniform Commercial Code as currently in effect.

         4. The execution, delivery and performance by the Management Selling Stockholder of the Underwriting Agreement, the Custody Agreement and the Power of Attorney and the sale of the Shares to be sold by the Management Selling Stockholder thereunder will not result in a breach or violation of any of the terms and provisions of, and will not constitute a default under, and will not result in the creation or imposition of any lien, charge or encumbrance upon the Shares to be sold by the Management Selling Stockholder under (A) any agreement or instrument known to us to which the Management Selling Stockholder is a party or by which the Management Selling Stockholder is bound or to which any of the property or assets of the Management Selling Stockholder is subject, (B) any federal statute, rule or regulation or existing law, rule or regulation applicable to the Management Selling Stockholder, or (C) the terms of any judgment, order or decree of any government, governmental agency or body, or court having jurisdiction over the Management Selling Stockholder known to such counsel that (1) names the Management Selling Stockholder and is specifically directed to the Management Selling Stockholder or any of his property and (2) expressly and adversely affects the title to the Shares to be sold by the Management Selling Stockholder pursuant to the Underwriting Agreement or the ability of the Management Selling Stockholder to perform his obligations under the Underwriting Agreement, the Custody Agreement and the Power of Attorney, except for such breaches, violations, defaults, liens, charges and encumbrances which would not, individually or in the aggregate, have a material adverse effect on the ability of the Management Selling Stockholder to consummate the sale of the Shares by the Management Selling Stockholder or perform the Management Selling Stockholder's obligations under the Underwriting Agreement, the Custody Agreement and the Power of Attorney.

         5. No consent, approval, authorization, order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any governmental or regulatory agency or body or any court is required to be obtained or made by the Management Selling Stockholder for the consummation of the sale of the Shares by the Management Selling Stockholder and of the transactions contemplated by the Underwriting Agreement, except such as have been obtained and made or are required under the Securities Act and such as may be required under state securities laws in connection with the sale or distribution of the Shares (as to which we express no opinion).

         We are furnishing this opinion letter to you solely in connection with the sale of the Shares. You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

         The foregoing opinions are rendered as of the date of this letter. We assume no obligation to update or supplement any of such opinions to reflect any changes of law or facts that may occur.

                                   SCHEDULE I

NAME                                                    NUMBER OF SHARES
----                                                    ----------------
Roy W. Haley                                               550,000

                                                                      ANNEX 7(E)

               FORM OF OPINION OF SIMPSON THACHER & BARTLETT LLP,
                   COUNSEL TO THE CYPRESS SELLING STOCKHOLDERS

                                        December __, 2004

Goldman, Sachs & Co.
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
UBS Securities LLC
Robert W. Baird & Co. Incorporated
Bear, Stearns & Co. Inc.
c/o Goldman Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

         We have acted as counsel to certain selling stockholders of WESCO International, Inc., a Delaware corporation (the "Company") named in Schedule II (the selling stockholders named therein are collectively referred to as the "Selling Stockholders") to the Underwriting Agreement (as defined below), in connection with the purchase by you of an aggregate of 10,000,000 shares of Common Stock, $.01 par value (the "Shares"), of the Company, from the Company and the Selling Stockholders pursuant to the Underwriting Agreement dated December 16, 2004 among you (collectively, the "Underwriters"), the Company and the Selling Stockholders (the "Underwriting Agreement").

         We have examined the Registration Statement on Form S-3 (File No. 333-119909) filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), as it became effective under the Securities Act (the "Registration Statement"); the Company's prospectus dated December 6, 2004, as supplemented by the prospectus supplement dated December 16, 2004 (the "Prospectus"), filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the Securities Act, which pursuant to Form S-3 incorporates by reference or is deemed to incorporate by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004, the Company's Current Reports on Form 8-K, filed on July 15, 2004 and October 21, 2004 and the Company's Registration Statement on Form 8-A, filed on May 4, 1999, each as filed under the Securities Exchange Act of 1934, as amended; and the Underwriting Agreement. We also have examined a copy of a certificate representing the Common Stock of the Company. In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents or oral statements of public officials and of officers and representatives of the Company and the Selling Stockholders, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In addition, in connection with our opinion set forth in paragraph 1 below, we have assumed that (i) The Depository Trust Company ("DTC") is a "securities intermediary" as defined in Section 8-102 of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC"), and the State of New York is the "securities intermediary's jurisdiction" of DTC for purposes of Section 8-110 of the New York UCC, (ii) the Shares are registered in the name of DTC or its nominee, and DTC or another person acting on behalf of DTC maintains possession of certificates representing the Shares, (iii) DTC indicates by book entries on its books that security entitlements with respect to the Shares have been credited to the Underwriters' securities accounts and (iv) the Underwriters are purchasing the Shares without notice of any adverse claim (within the meaning of the New York UCC).

         In rendering the opinion set forth in paragraph 1 below, we have also assumed that (i) Cypress Offshore Partners L.P. ("Cypress Offshore") is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Underwriting Agreement in accordance with its organizational documents and the laws of the jurisdiction in which it is organized, (ii) execution, delivery and performance by Cypress Offshore of the Underwriting Agreement does not the violate the laws of the jurisdiction in which it is organized or any applicable jurisdiction other than the State of New York and (iii) execution, delivery and performance by Cypress Offshore of the Underwriting Agreement does not constitute a breach or violation of any agreement or instrument which is binding upon Cypress Offshore.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

                  1. Cypress Merchant Banking Partners L.P. ("Cypress", and together with Cypress Offshore, the "Cypress Selling Stockholders") has full partnership power, right and authority to sell the Shares to be sold by Cypress. Upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Shares to be sold by the Cypress Selling Stockholders and no action based on an adverse claim may be asserted against the Underwriters.

                  2. The Underwriting Agreement has been duly executed and delivered by or on behalf of Cypress and by Cypress Associates L.P., the general partner of Cypress (the "General Partner").

                  3. The sale of the Shares by Cypress and the compliance by Cypress with all of the provisions of the Underwriting Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument identified on the annexed schedule furnished to us by Cypress and which Cypress has represented lists all material agreements and instruments to which Cypress is a party or by which Cypress is bound, nor will such action violate the organizational documents of Cypress or the General Partner or any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act or any rule or regulation that has been issued pursuant to any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act or any order known to us issued pursuant to any federal or New York State statute or the Delaware Revised Uniform Limited Partnership Act by any court or governmental agency or body having jurisdiction over Cypress or the General Partner or any of their respective properties.

                  4. No consent, approval, authorization, order, registration or qualification of or with any federal or New York State governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware Revised Uniform Limited Partnership Act or, to our knowledge, any federal or New York State court or any Delaware court acting pursuant to the Delaware Revised Uniform Limited Partnership Act is required for the sale of the Shares by each of the Cypress Selling Stockholders and the compliance by each of the Cypress

         Selling Stockholders with all of the provisions of the Underwriting Agreement, except for the registration under the Securities Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

         We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware Revised Uniform Limited Partnership Act.

         This opinion letter is rendered to you in connection with the above-described transaction. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

                                Very truly yours,


                                SIMPSON THACHER & BARTLETT LLP

                                                                      ANNEX 7(F)

                           FORM OF OPINION OF WALKERS,
                    COUNSEL TO CYPRESS OFFSHORE PARTNERS L.P.

[Date] December 2004


To the persons set out in Schedule 4

Dear Sirs

CYPRESS OFFSHORE PARTNERS L.P (THE "PARTNERSHIP")

We have been asked to provide this legal opinion to you with regard to the laws of the Cayman Islands pursuant to Section 7(f) of the Underwriting Agreement, dated as of December 16, 2004 (the "Underwriting Agreement"), among WESCO International, Inc., the selling stockholders named in Schedule II thereto and the underwriters named in Schedule I thereto, being entered into by Cypress Associates L.P. (the "COMPANY") as general partner of the Partnership, a Cayman Islands Exempted Limited Partnership. The limited partners and founding limited partners from time to time of the Partnership are collectively referred to in this opinion as the "LIMITED PARTNERS" and references to the Partnership in this opinion shall be deemed to be references to the Company in its capacity as general partner of the Partnership, except where the context otherwise requires.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or certified translations of the documents and instruments listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are attorneys-at-law in the Cayman Islands and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in the Underwriting Agreement nor upon the commercial terms of the transactions contemplated by the Underwriting Agreement.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3 we are of the opinion that under the laws of the Cayman Islands:

1. The Partnership is an exempted limited partnership duly formed, registered, validly existing and in good standing under the laws of the Cayman Islands. Based solely upon our review of the register of limited partnership interests of the Partnership, the Company is the general partner of the Partnership.

2. The Partnership has power and authority to purchase, own and dispose of property and conduct its business as provided in the Partnership Agreement (as defined in Schedule 1).

3. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Company has full corporate power, and authority to execute and deliver the Underwriting Agreement to be executed by it and to perform its obligations under the Underwriting Agreement in its own right and as general partner of the Partnership.

4. The execution, delivery and performance of the Underwriting Agreement to which the Partnership is a party or to which the Company is a party, as general partner of the Partnership , and the consummation of the transactions contemplated thereby and the compliance by the Company and the Partnership with the terms and provisions thereof, including the sale by the Partnership of up to 334,432 shares, $.01 par value, of WESCO International, Inc. (the "Shares") pursuant to the terms of the Underwriting Agreement, do not:

         (a) contravene any law, public rule or regulation of the Cayman Islands applicable to the Company or the Partnership which is currently in force;

         (b) contravene the Memorandum and Articles of Association of the Company; or

         (c)      contravene the Partnership Agreement of the Partnership.

5. Neither the execution, delivery or performance of the Underwriting Agreement to which the Company or the Partnership is a party nor the consummation or performance of any of the transactions contemplated thereby by the Company or the Partnership, including the sale of the Shares pursuant to the Underwriting Agreement, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of, any other action in respect of any Cayman Islands governmental or judicial authority or agency.

6. The Underwriting Agreement to which the Partnership is a party has been duly authorised, executed and delivered by the Company as general partner of the Partnership and constitutes the legal, valid and binding obligations of the Partnership enforceable against the Partnership in accordance with their respective terms.

7. The law chosen in the Underwriting Agreement to govern its interpretation would be upheld as a valid choice of law in any action on the Underwriting Agreement in the courts of the Cayman Islands.

8. There are no stamp duties (other than the stamp duties mentioned in qualification 2 in Schedule 3), income taxes, withholdings, levies, registration taxes, or other duties or similar taxes or charges now imposed, or which under the present laws of the Cayman Islands could in the future become imposed, in connection with the enforcement or admissibility in evidence of the Underwriting Agreement, activities of the Partnership contemplated by the Underwriting Agreement or on any payment or distribution to be made by the Company, or the Partnership, or any other person pursuant to the Underwriting Agreement. The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

9. None of the parties to the Underwriting Agreement (other than the Company and the Partnership) is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Underwriting Agreement to which any of them is party.

10. A judgment obtained in a foreign court will be recognised and enforced in the courts of the Cayman Islands without any re-examination of the merits at common law, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, where the judgment is final and in respect of which the foresign court had jurisdiction over the defendant according to Cayman Islands conflict of law rules and which is conclusive, for a liquidated sum not in respect of penalties or taxes or a fine or similar fiscal or revenue obligations, and which was neither obtained in a manner, nor is of a kind enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

11. It is not necessary under the laws of the Cayman Islands (i) in order to enable any party to the Underwriting Agreement to enforce their rights under the Underwriting Agreement or (ii) solely by reason of the execution, delivery and performance of the Underwriting Agreement that any party to the Underwriting Agreement should be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands or any other political subdivision thereof.

12. The Company and the Partnership are subject to civil and commercial law with respect to their obligations under the Underwriting Agreement and neither the Company nor the Partnership nor any of their assets are entitled to immunity from suit or enforcement of a judgment on the grounds of sovereignty or otherwise in the courts of the Cayman Islands in proceedings against the Company or the Partnership in respect of any obligations under the Underwriting Agreement, which obligations constitute private and commercial acts rather than governmental or public acts.

13. Based solely upon our examination of the Cause List and the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands conducted on [date] December 2004 (the "SEARCH DATE"), we confirm that there are no actions, suits or proceedings pending against the Company or the Partnership before the Grand Court of the Cayman Islands and no steps have been, or are being, taken to compulsorily wind up the Company or dissolve the Partnership and based solely upon our examination of the records of the Company referred to in this opinion no resolution voluntarily to wind up the Company has been adopted by its members.

14. A judgment of a court in the Cayman Islands may be expressed in a currency other than Cayman Islands dollars.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction, and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the Cayman
Islands.

Yours faithfully

WALKERS

                                   SCHEDULE 1

                           LIST OF DOCUMENTS EXAMINED

1. The Certificate of Incorporation of the Company dated [date], the Memorandum and Articles of Association of the Company as registered on [date], the Minute Book, the Register of Members, Register of Directors and Register of Officers, and the Register of Mortgages and Charges of the Company copies of which have been provided to us by its registered office in the Cayman Islands;

2. the Cause List and Register of Writs and other Originating Process of the Grand Court of the Cayman Islands kept at the Clerk of Courts Office, George Town, Grand Cayman as at [time] [a.m. / p.m.], Cayman Islands time, on the Search Date;

3. a Certificate of Good Standing dated [date] December 2004 in respect of the Company issued by the Registrar of Companies and a Certificate of Good Standing dated [date] December 2004 in respect of the Partnership issued by the Registrar of Exempted Limited Partnerships;

4. a copy of the executed Partnership Agreement dated [date] between [Parties] and the Company (the "PARTNERSHIP AGREEMENT");

5. the Certificate of Registration of the Partnership dated [2 August 1995] issued by the Registrar of Exempted Limited Partnerships, the Register of Limited Partnership Interests and the Register of Mortgages of Limited Partnership Interests copies of which have been provided to us by the Partnership's registered office in the Cayman Islands;

6. a copy of the [written resolutions / minutes of a meeting] of the Board of Directors of the Company dated [date] December 2004 (the "RESOLUTIONS");

7. a copy of the Underwriting Agreement, dated as of December 16, 2004, among WESCO International, Inc., the selling stockholders named in
         Schedule II thereto (including the Partnership) and the underwriters named in Schedule I thereto.

                                   SCHEDULE 2

                                   ASSUMPTIONS

This opinion is given based upon the following assumptions:

1. There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the execution or delivery of the Underwriting Agreement and insofar as any obligation expressed to be incurred under the Underwriting Agreement is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.

2. The Underwriting Agreement is within the capacity, power, and legal right of and have been or will be duly authorised, executed and delivered by, each of the parties thereto (other than the Company and the Partnership) and constitute or when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all other relevant jurisdictions (other than the Cayman Islands).

3. The choice of the laws of the jurisdiction selected to govern the Underwriting Agreement has been made in good faith and will be regarded as a valid and binding selection that will be upheld in the courts of that jurisdiction and all other relevant jurisdictions (other than the Cayman Islands).

4. All authorisations, approvals, consents, licences and exemptions required by, and all filings and other requirements of, each of the parties to the Underwriting Agreement outside the Cayman Islands to ensure the legality, validity and enforceability of the Underwriting Agreement has been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.

5. All conditions precedent, if any, contained in the Underwriting Agreement have been or will be satisfied or waived.

6. The board of directors of the Company consider the execution of the Underwriting Agreement and the transactions contemplated thereby to be in the best interests of the Company and the Partnership.

7. No disposition of property effected by the Underwriting Agreement is made for an improper purpose or wilfully to defeat an obligation owed to a creditor and at an undervalue.

8. Each of the Company and the Partnership was on the date of execution of the Underwriting Agreement to which it is a party able to pay its debts as they became due from its own moneys, and any disposition or settlement of property effected by the Underwriting Agreement is made in good faith and for valuable consideration and at the time of each disposition of property by the Company and the Partnership pursuant to the Underwriting Agreement the Company will be able to pay its debts and those of the Partnership as they become due from its own moneys or those of the Partnership, as the case may be.

9. The originals of all documents examined in connection with this opinion are authentic, all seals thereon and the signatures and initials thereon of any person authorised to execute the Underwriting Agreement are genuine, all such documents purporting to be sealed have been so sealed, all copies are complete and conform to their originals.

10. The Memorandum and Articles of Association reviewed by us are the Memorandum and Articles of Association of the Company in force at the date hereof and the Partnership Agreement reviewed by us is the Partnership Agreement of the Partnership in force at the date hereof and each of the parties to the Partnership Agreement has duly executed and delivered the same.

11. The copies of the Minute Book, Register of Members, Register of Directors and Register of Officers, Register of Mortgages and Charges, Certificate of Incorporation, and Memorandum and Articles of Association of the Company provided to us by its registered office are true and correct copies of the originals of the same and are complete and accurate and constitute a complete and accurate record of the business transacted by the Company and all matters required by law and the Memorandum and Articles of Association of the Company to be recorded therein are so recorded.

12. The Partnership records, including the Certificate of Registration of the Partnership, the Register of Limited Partnership Interests and the Register of Mortgages of Limited Partnership Interests, provided to us by its registered office are true and accurate copies of the originals of the same and are complete and accurate and constitute a complete and accurate record of the business transacted by the Partnership and all matters required by law to be recorded therein are so recorded and include complete copies of all matters required by law to be filed with the Registrar of Exempted Limited Partnerships.

13. The Cause List and the Register of Writs and other Originating Process of the Grand Court of the Cayman Islands examined by us at the Clerk of Courts Office, George Town, Grand Cayman at [time] [a.m. / p.m.], Cayman Islands time, on the Search Date, covering the period six years prior to the date of search constitute a complete record of the proceedings before the Grand Court of the Cayman Islands.

14. No withdrawal, removal or deemed act of withdrawal or removal of a general partner of the Partnership has taken place. We confirm that nothing in the materials examined by us suggests that any such event has taken place.

15. The meeting of the board of directors at which the Resolutions were duly adopted was called and held in accordance with the Articles of Association of the Company.

16. No action or event (including the expiry of a time period) has taken place that causes the dissolution of the Partnership.

                                   SCHEDULE 3

                                 QUALIFICATIONS

This opinion is given subject to the following qualifications:

1. The term "ENFORCEABLE" and its cognates as used in this opinion means that the obligations assumed by the Company and the Partnership under the Underwriting Agreement are of a type that the courts of the Cayman Islands enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

         (a) enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

         (b) enforcement may be limited by general principles of equity and in particular the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where the court considers damages to be an adequate remedy;

         (c) claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

         (d) where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

         (e) a judgment of a court of the Cayman Islands may be required to be made in Cayman Islands dollars;

         (f) to the extent that any provision of the Underwriting Agreement is adjudicated to be penal in nature (including, without limitation, any provision for the forfeiture or transfer of all or any part of a limited partner's partnership interest following such limited partner's default) it will not be enforceable in the courts of the Cayman Islands; in particular, the enforceability of any provision of the Underwriting Agreement which imposes additional obligations in the event of any breach or default, or of payment or prepayment being made other than on an agreed date, may be limited to the extent that it is subsequently adjudicated to be penal in nature and not an attempt to make a reasonable pre-estimate of loss;

         (g) to the extent that the performance of any obligation arising under the Underwriting Agreement would be fraudulent or contrary to public policy, it will not be enforceable in the courts of the Cayman Islands;

         (h) a Cayman Islands court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

         (i) the effectiveness of terms in the Underwriting Agreement excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.

2. Cayman Islands stamp duty will be payable if the Underwriting Agreement is executed in, brought to, or produced before a court of the Cayman Islands. Such duty would be nominal except in the case of:

         (a) a debenture or a legal or equitable mortgage or charge of immovable property:

                  (i) where the sum secured is CI$300,000 (US$360,000) or less, in which case duty would be 1% of the sum secured; or

                  (ii) where the sum secured is more than CI$300,000 (US$360,000) whether initially or after further advance, in which case duty would be 1.5% of the sum secured; or

         (b) a legal or equitable mortgage or charge of movable property (not including a debenture but including a bill of sale) in which case duty would be 1.5% of the sum secured;

                  PROVIDED THAT no duty shall be payable where the property is situated outside the Cayman Islands and that in the case of a legal or equitable mortgage or charge granted by an exempted company, an ordinary non-resident company (as defined in the Companies Law (as amended)) or an exempted trust (as defined in the Trusts Law (as amended)) or a body corporate incorporated outside the Cayman Islands of movable property situated in the Cayman Islands or over shares in such exempted company or an ordinary non-resident company, the maximum duty payable shall be CI$500.00 (US$600.00); or

         (c) any note evidencing indebtedness, in which case duty of CI$0.25 per CI$100 or part thereof of the face value of each note, subject to a maximum of CI$250, is payable, unless, the notes are issued as part of a series by an exempted company or by an ordinary non-resident company (as defined in the Companies Law (as amended)) or by a body corporate incorporated outside the Cayman Islands, in which case a duty of CI$500 in respect of the instrument creating the notes may be paid and thereafter no further stamp duty in respect of such notes is payable.

2. A certificate, determination, calculation or designation of any party to the Underwriting Agreement as to any matter provided therein might be held by a Cayman Islands court not to be conclusive, final and binding, notwithstanding any provision to that effect therein contained, for example, if it could be shown to have an unreasonable, arbitrary or improper basis or in the event of manifest error.

3. If any provision of the Underwriting Agreement is held to be illegal, invalid or unenforceable, severance of such provision from the remaining provisions will be subject to the discretion of the Cayman Islands courts notwithstanding any express provisions in this regard.

4. In principle, a person who claims to be entitled pursuant to a contract to recover the legal fees and expenses incurred in enforcing that contract shall be entitled to judgment for the amount of legal fees and expenses found due under the contract and such amount shall not be subject to taxation pursuant to the applicable rule of court. However, the applicable rule (GCR Order 62, rule 4(3)) has been in force only since January 1, 2002 and there remains some uncertainty as to the way in which it will be applied in practice.

5. A conveyance, mortgage, charge or other security interest granted or made by a company at a time when that company was unable to pay its debts as they fell due, and made or granted in favour of a creditor with a dominant intention to give that creditor a preference over the other creditors of the company, would be void pursuant to Section 168(1) of the Companies Law (as amended), if within 6 months thereof a petition is presented to the Grand Court of the Cayman Islands for the winding-up of such company, or a resolution is passed for the voluntary winding-up of the company.

6. Under the Fraudulent Dispositions Law 1989, any disposition of property made with an intent to defraud (which means an intention by the party disposing of the property to wilfully defeat an obligation owed to a creditor) and at an undervalue, shall be voidable at the instance of the creditor thereby prejudiced.

7. We express no opinion upon the effectiveness of any clause of the Underwriting Agreement providing that the terms of such Underwriting Agreement may only be amended in writing.

8. Notwithstanding any purported date of execution in the Underwriting Agreement, the rights and obligations therein contained take effect only on the actual execution and delivery thereof but the Underwriting Agreement may provide that they have retrospective effect as between the parties thereto alone.

9. The obligations of the Company and the obligations of the Partnership may be subject to restrictions pursuant to United Nations sanctions ("Sanctions") extended to the Cayman Islands by the Order of Her Majesty in Council. At this date, Sanctions currently extend to Iraq, Sierra Leone, Liberia, Somalia, Rwanda, Afghanistan, the Taliban (an Afghan political faction which calls itself the Islamic Emirate of Afghanistan) and The Democratic Republic of the Congo.

10. Persons who are not party to the Underwriting Agreement (other than beneficiaries under properly constituted trusts or persons acting pursuant to powers contained in a deed poll) under Cayman Islands law have no direct rights or obligations under such Underwriting Agreement.

11. A limited partner of the Partnership receiving from the Partnership a payment representing a return of contribution at any time when the Partnership is not solvent, shall, in the event of the insolvency of the Partnership within a period of six months from the date of such payment, be liable to repay the amount of such payment plus statutory interest.

12. Entry of particulars of a mortgage or charge in the Register of Mortgages and Charges of the mortgagor or chargor may not of itself give that mortgage or charge priority in ranking over any mortgage, charge or lien existing prior to its creation.

13. Any charge in the nature of a floating charge will not take priority in ranking over any subsequent fixed mortgage or charge or lien which is created prior to the crystallisation of the floating charge.

14. A mortgage or charge may not rank prior to a subsequent mortgage, charge or lien in respect of indebtedness incurred after the first mortgagee or chargee has notice of the subsequent mortgage, charge or lien.

15. We render no opinion as to the specific enforcement as against the Company of covenants granted by the Company to do or to omit to do any action or other matter which is reserved by applicable law, or the Company's constitutional documents, to the Company's shareholders or any other person.

16. To maintain the Company and the Partnership in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to (as appropriate) the Registrar of Companies and the Registrar of Exempted Limited Partnerships.

17. We express no opinion upon the references to any law or statute not being a Cayman Islands law or statute in the Partnership Agreement.

                                   SCHEDULE 4

                                   ADDRESSEES

Goldman, Sachs & Co.,
Lehman Brothers Inc.,
J.P. Morgan Securities Inc.,
UBS Securities LLC,
Robert W. Baird & Co. Incorporated,
Bear, Stearns & Co. Inc.,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                                   ANNEX 7(G)(I)

         Pursuant to Section 7(g) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                  (i) They are independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB);

                  (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

                  (iii) They have made a review in accordance with standards established by the PCAOB for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph
         (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                  (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

                  (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                  (vi) On the basis of limited procedures, not constituting an examination in accordance with PCAOB standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) (i) the unaudited condensed consolidated
                  statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be conformity with generally accepted accounting principles;

                           (B) any other unaudited income statement data and
                  balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (C) the unaudited financial statements which were not
                  included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause
                  (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                           (D) any unaudited pro forma consolidated condensed
                  financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                           (E) as of a specified date not more than five days
                  prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                           (F) for the period from the date of the latest
                  financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with PCAOB standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                  ANNEX 7(G)(II)

    COMFORT LETTER DELIVERED PRIOR TO THE EXECUTION OF UNDERWRITING AGREEMENT

                                                                 ANNEX 7(G)(III)

          FORM OF COMFORT LETTER TO BE DELIVERED ON THE EFFECTIVE DATE OF ANY POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT
                          AND ON EACH TIME OF DELIVERY

                                                                   ANNEX 7(L)(I)

                            FORM OF LOCK-UP AGREEMENT

                                                               December __, 2004

Goldman, Sachs & Co.,
Lehman Brothers Inc.,
J.P. Morgan Securities Inc.,
UBS Securities LLC,
Robert W. Baird & Co. Incorporated,
Bear, Stearns & Co. Inc.,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY  10004

         Re:  WESCO International, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

         The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with WESCO International, Inc., a Delaware corporation (the "Company"), and the Selling Stockholders named therein (the "Underwriting Agreement"), providing for a public offering of the Common Stock, $.01 par value, of the Company (the "Shares") pursuant to a Registration Statement on Form S-3 (No. 333-119909) filed with the Securities and Exchange Commission (the "SEC").

         In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the "Lock-up Period"), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

         The initial Lock-up Period will commence on the date of this Lock-up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the "Public Offering Date") pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-up Period the

Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-up Period, then in each case the Lock-up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. and Lehman Brothers Inc. waive in writing, such extension.

         The undersigned hereby acknowledges and agrees that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period pursuant to the previous paragraph to the undersigned and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-up Agreement during the period from the date of this Lock-up Agreement to and including the 34th day following the expiration of the initial Lock-up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-up Period (as may have been extended pursuant to the previous paragraph) has expired.

         Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. and Lehman Brothers Inc. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                  Very truly yours,

                                  ----------------------------------------
                                  Exact Name

                                  ----------------------------------------
                                  Authorized Signature

                                  ----------------------------------------
                                  Title

                                                                  ANNEX 7(L)(II)

         LIST OF DIRECTORS, EXECUTIVE OFFICERS AND SELLING STOCKHOLDERS
                          DELIVERING LOCK-UP AGREEMENT

EXECUTIVE OFFICERS

Roy W. Haley
John Engel
Stephen A. Van Oss
William M. Goodwin
James H. Mehta
Robert B. Rosenbaum
Patrick M. Swed
Donald H. Thimjon
Ronald P. Van, Jr.

DIRECTORS

Roy W. Haley
Sandra Beach Lin
Michael J. Cheshire
George L. Miles, Jr.
James L. Singleton
James A. Stern
Robert J. Tarr, Jr.
William J. Vareschi
Kenneth L. Way

SELLING STOCKHOLDERS

Cypress Merchant Banking Partners L.P.
Cypress Offshore Partners L.P.
Roy W. Haley